Exhibit 21.1
SUBSIDIARIES

	Subsidiary	Jurisdiction of Incorporation
1	851 West Cypress Creek Road Acquisition LLC	Delaware
2	Apere Enterprise Storage Solutions India Private Limited	India
3	App-DNA Group Limited	United Kingdom
4	App-DNA Limited	United Kingdom
6	App-DNA S.A.R.L.	France
7	App-DNA, Inc.	Nevada
8	Bytemobile (Beijing) Co., Ltd	China
9	Bytemobile China Communication Services Co., Limited	China
10	Bytemobile Europe Ltd	United Kingdom
11	Bytemobile European Development Center MEPE	Greece
12	Bytemobile Hong Kong Ltd	Hong Kong
13	Bytemobile International Corporation	Delaware
14	Bytemobile Solutions Pvt Ltd	India
15	Bytemobile, Inc.	Delaware
16	Byte Squared Limited	United Kingdom
17	Citrix Application Networking, LLC	Delaware
18	Citrix Communications LLC	Delaware
19	Citrix Communications Virginia LLC	Virginia
20	Citrix Development Corp.	Delaware
21	Citrix Gateways, Inc.	Delaware
22	Citrix Holanda B.V.	Netherlands
23	Citrix Offshore Investments, Ltd.	Cayman Islands
24	Citrix Online Audio, LLC	Delaware
25	Citrix Online AUS Pty Ltd.	Australia
26	Citrix Online Conference Services Group, LLC	Delaware
27	Citrix Online Germany GmbH	Germany
28	Citrix Online Holdings GmbH	Switzerland
29	Citrix Online Ireland Limited	Ireland
30	Citrix Online LLC	Delaware
31	Citrix Online Service Provider Group, Inc.	Delaware
32	Citrix Online UK Ltd.	United Kingdom
33	Citrix Overseas Holdings, B.V.	Netherlands
34	Citrix R&D India Private Limited	India
35	Citrix Sistemas de Argentina, S.R.L.	Argentina
36	Citrix Sistemas de Chile Ltda.	Chile
37	Citrix Sistemas de Colombia SAS	Colombia
38	Citrix Sistemas de Mexico, S. de RL de CV	Mexico
39	Citrix Sistemas do Brasil Ltda.	Brazil
40	Citrix Systems Asia Pacific Pty Ltd.	Australia
41	Citrix Systems Australasia R&D Pty, Ltd.	Australia

42	Citrix Systems Belgium S.A.R.L.	Belgium
43	Citrix Systems Canada, Inc.	Canada
44	Citrix Systems Czech Republic SRO	Czech
45	Citrix Systems Denmark ApS	Denmark
46	Citrix Systems Finland Oy	Finland
47	Citrix Systems France SARL	France
48	Citrix Systems GmbH	Switzerland
49	Citrix Systems GmbH	Austria
50	Citrix Systems GmbH	Germany
51	Citrix Systems Hong Kong Limited	Hong Kong
52	Citrix Systems India Private Limited	India
53	Citrix Systems Information Technology (Beijing) Ltd	China
54	Citrix Systems International GmbH	Switzerland
55	Citrix Systems Ireland Ltd	Ireland
56	Citrix Systems Italia S.r.L.	Italy
57	Citrix Systems Japan Kabushiki Kaisha	Japan
58	Citrix Systems Japan R&D KK	Japan
59	Citrix Systems Korea Limited	Korea
60	Citrix Systems Malaysia Sdn Bhd.	Malaysia
61	Citrix Systems Netherlands, B.V.	Netherlands
62	Citrix Systems New Zealand Ltd.	New Zealand
63	Citrix Systems Norway AS	Norway
64	Citrix Systems Overseas Holding GmbH	Switzerland
65	Citrix Systems Poland Sp. Zo.o	Poland
66	Citrix Systems Puerto Rico Corp.	Puerto Rico
67	Citrix Systems Singapore Pte Ltd.	Singapore
68	Citrix Systems Slovakia SRO	Slovakia
69	Citrix Systems South Africa (Pty) Ltd.	South Africa
70	Citrix Systems Spain, SL	Spain
71	Citrix Systems Sweden AB	Sweden
72	Citrix Systems Taiwan Ltd	Taiwan
73	Citrix Systems UK Limited	United Kingdom
74	Netviewer Schweiz AG	Switzerland
75	Peninsula Investment Corp.	Delaware
76	Podio ApS	Denmark
77	Podio Inc.	Delaware
78	Ringcube Software Tech Pvt Ltd.	India
79	ShareFile LLC	Delaware
80	Skytide, Inc.	Delaware
81	Sparus Software SAS	France
82	SQA Technologies Pvt. Ltd.	India
83	Todd Hsu Consulting Inc./Consultants Todd Hsu Inc.	Canada Federal corporation
84	Virtual Computer Inc.	Delaware
85	Zenprise, Inc.	Delaware